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As filed with the Securities and Exchange Commission on September 2, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
1055 West Hastings Street, Suite 2200 Vancouver, British Columbia V6E 2E9 (877) 848-3866	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404 (310) 449-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Wayne Levin
EVP, Corporate Operations and General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David J. Johnson, Jr.
O'Melveny & Myers LLP
1999 Ave. of the Stars, Suite 700
Los Angeles, California 90067-6035
(310) 553-6700

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Common Shares, no par value of Lions Gate Entertainment Corp.	22,080,985	$7.20	$158,983,092	$18,457.94

(1)
Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common shares as reported on the New York Stock Exchange on September 1, 2011.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2011

PROSPECTUS

LIONS GATE ENTERTAINMENT CORP.

22,080,985 Common Shares

        This prospectus relates to the offer and sale of up to 22,080,985 common shares of Lions Gate Entertainment Corp. by the selling securityholders identified in this prospectus.

        We will receive no proceeds from any sale by the selling securityholders of the common shares covered by this prospectus. For more information, please refer to "The Selling Securityholders" on page 8 of this prospectus.

        Our common shares are listed on The New York Stock Exchange ("NYSE") under the trading symbol "LGF." On September 1, 2011, the closing price of our common stock on the NYSE was $7.10.

        See "Risk Factors" beginning on page 1 for information you should consider before buying these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2011

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, which we refer to as the Commission or the SEC, utilizing a "shelf" registration process. Under this shelf process, the selling securityholders named under the heading "The Selling Securityholders" in this prospectus may, from time to time, sell up to 22,080,985 of our common shares. This prospectus provides you with specific information about this offering. Any prospectus supplement may add, update or change information contained in this prospectus. We will not receive any of the proceeds from the sale of these shares but we will incur expenses in connection with this offering. You should read carefully this prospectus together with additional information described below under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

        This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We are not making any representation to any purchaser of the common shares regarding the legality of an investment in the common shares by any purchaser under any legal investment or similar laws or regulations.

RISK FACTORS

        Before you invest in our common shares, in addition to the other information in the prospectus, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC on May 31, 2011, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the SEC on August 9, 2011, before making an investment decision in our company. You should also carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. All of these could adversely affect our business, financial condition, results of operations and cash flows and, thus, the value of an investment in our company.

ABOUT LIONS GATE ENTERTAINMENT CORP.

        Unless otherwise stated or the context otherwise requires, the terms "Lions Gate," "we," "us" and "our" refer to Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia and its direct and indirect subsidiaries.

        Lions Gate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms.

        We released approximately 14 motion pictures theatrically each year for the last three fiscal years, which included films that we developed and produced in-house, films that we developed and produced with our partners and films that we acquired from third parties. In fiscal 2012, we currently intend to release approximately 11 to 13 motion pictures theatrically. We have also delivered, on average, approximately 76 hours of original television programming for the last three fiscal years, which include primarily prime time television series for cable and broadcast networks. In fiscal 2012, we currently intend to deliver approximately 56 hours of television programming.

        We distribute our library of approximately 13,000 motion picture titles and television episodes and programs directly to retailers, rental kiosks, and pay and free television channels in the United States, the United Kingdom and Ireland, through various digital media platforms, and indirectly to other international markets through various third parties. We also distribute our library through the following joint ventures including:

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  TV Guide Network, TV Guide Network On Demand and TV Guide Online (www.tvguide.com) our joint ventures with One Equity Partners, the global private equity investment arm of JPMorgan Chase, N.A.;

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  Studio 3 Partners LLC, our joint venture with Viacom Inc., Paramount Pictures Corporation and Metro-Goldwyn-Mayer Studios Inc.;

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  Tiger Gate Entertainment Limited, our joint venture with Saban Capital Group, Inc.; and

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  Horror Entertainment, LLC, our joint venture with Sony Pictures Television and Comcast Corporation.

        We are a corporation organized under the laws of the Province of British Columbia, resulting from the merger of Lions Gate Entertainment Corp. and Beringer Gold Corp. on November 13, 1997. Beringer Gold Corp. was incorporated under the Business Corporation Act (British Columbia) on May 26, 1986 as IMI Computer Corp. Lions Gate Entertainment Corp. was incorporated under the Canada Business Corporations Act using the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and on September 24, 1997, continued under the Business Corporation Act (British Columbia).

        Our principal offices are located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9 and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and (310) 449-9200 in Santa Monica. To find out more information regarding us and our business, you should read the section of the prospectus entitled "Where You Can Find More Information." We maintain a website at http://www.lionsgate.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the internet at the SEC's website (www.sec.gov). You may also inspect and copy any document we file with the SEC at the Commission's public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility.

        This prospectus constitutes part of a registration statement on Form S-3 filed under the United States Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered. As permitted by the Commission's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.

Incorporation by Reference

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

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  our annual report on Form 10-K for the fiscal year ended March 31, 2011, filed on May 31, 2011, as amended by Amendment No.1 on Form 10-K/A filed on July 29, 2011;

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  our quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011;

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  our current reports on Form 8-K filed on August 30, 2011, June 24, 2011, May 13, 2011, May 10, 2011, May 9, 2011 (two Form 8-Ks) and Amendment No. 1 on Form 8-K/A filed on May 9, 2011; and

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  the description of our common shares contained in our Registration Statement on Form 8-A filed on August 5, 2004 (Commission File No. 001-14880), and any amendment or report filed for the purpose of updating such description.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of the information incorporated by reference into this prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like, the negatives of such expressions, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

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  our ability to operate profitably;

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  expectations that we will have sufficient capital to repay our indebtedness as it becomes due and to finance our ongoing business and operations;

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  expectations that we will be able to continue to meet NYSE listing requirements;

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  fluctuations in our revenues and results of operations;

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  our ability to manage future growth;

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  our ability to exploit our filmed and television content library;

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  external factors in the motion picture and television industry;

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  our theatrical slate financing arrangements;

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  our competition;

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  protecting and defending against intellectual property claims;

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  piracy of motion pictures; and

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  our ability to meet certain Canadian regulatory requirements.

        Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC on May 31, 2011 under the caption "Risk Factors," as updated by our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the SEC on August 9, 2011, and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We will receive no proceeds from any sale by the selling securityholders of the common shares covered by this prospectus.

 DESCRIPTION OF COMMON SHARES

        The following summary description sets forth some of the general terms and provisions of our common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the shares, you should refer to the provisions of Lions Gate's Articles.

        Lions Gate's authorized capital consists of 500,000,000 common shares and 200,000,000 preferred shares.

Common Shares

        At the close of business on September 1, 2011, 137,296,981 of Lions Gate's common shares were issued and outstanding. The diluted number of Lions Gate's common shares issued and outstanding assuming conversion of the 2.9375% Convertible Senior Subordinated Notes due 2024 issued by Lions Gate Entertainment, Inc., our wholly-owned subsidiary ("LGEI"), in October 2004 (the "2024 Notes"), the 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in February 2005 (the "February 2025 Notes"), the 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in April 2009 (the "April 2025 Notes" and together with the February 2025 Notes, the "2025 Notes"), the shares issuable upon exercise of options and upon vesting of restricted share units, would be 154,286,809.

        Lions Gate's common shares are listed on the NYSE under the symbol "LGF." Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to Lions Gate's common shares with respect to priority in the payment of dividends, the holders of Lions Gate's common shares will be entitled to receive dividends on the common shares, as and when declared by Lions Gate's board of directors, out of monies properly applicable to the payment of dividends, in the manner and form the board of directors determines. At the present time, given Lions Gate's anticipated capital requirements Lions Gate intends to follow a policy of retaining earnings in order to finance further development of its business. Lions Gate is also limited in its ability to pay dividends on its common shares by restrictions under the Business Corporations Act (British Columbia) relating to the solvency of Lions Gate before and after the payment of a dividend and by the terms of its credit facility and indentures governing certain of our notes. Holders of common shares have no preemptive, conversion or redemption rights and are not subject to further assessment by Lions Gate.

        If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of Lions Gate's common shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding preferred shares ranking senior or pari passu to Lions Gate's common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.

        Except for meetings at which only holders of another specified class or series of Lions Gate's shares are entitled to vote separately as a class or series, the holders of Lions Gate's common shares will be entitled to receive notice of and to attend all meetings of Lions Gate's shareholders and will have one vote for each common share held at all meetings of Lions Gate's shareholders.

        Pursuant to Lions Gate's Articles and the provisions of the Business Corporations Act (British Columbia), certain actions that may be proposed by Lions Gate require the approval of its shareholders. Lions Gate may, by special resolution, alter its Notice of Articles to increase its authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. Lions Gate may, by special resolution, alter its Notice of Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of its shares. Lions Gate may also, by special resolution, alter its Notice of Articles and Articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the Business Corporations Act (British Columbia) and Lions Gate's Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders. In addition, with respect to capital alterations that apply to any part of a class or, in the case of any class with more than one series, any series of issued shares or where rights attached to issued shares are prejudiced or interfered with, that class or series must consent by separate special resolution.

Anti-Takeover Provisions

        We are governed by Business Corporations Act (British Columbia). Our Articles contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

Our Articles

  Advance Notice Procedures

        Our Articles establish an advance notice procedure for "special business" and shareholder proposals to be brought before an annual meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting.

  Special Meeting of Shareholders

        Our Articles provide for annual shareholder meetings and state that directors may call a shareholder meeting whenever they might deem such a meeting appropriate.

Business Corporations Act (British Columbia)

  Advance Notice Procedures

        Under the Business Corporations Act (British Columbia), shareholders may make proposal for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to Lions Gate in advance of any proposed meeting by delivering a timely written notice in proper form to our secretary or other appropriate officer. The notice must include information on the business the shareholder intends to bring before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.

  Shareholder Requisitioned Meeting

        Under the Business Corporations Act (British Columbia), shareholders holding 5% or more of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the Act, the shareholder can call the meeting and we must reimburse the costs.

  Removal of Directors and Increasing Board Size

        Under the Business Corporations Act (British Columbia) and our Articles, directors may only be removed by shareholders by passing a special resolution. Further, under our Articles, the directors may appoint additional directors up to one-third of the directors elected by the shareholders.

Canadian securities laws

        Lions Gate is a reporting issuer in Canada and therefore subject to the securities laws in each province in which it is reporting. Canadian securities laws require reporting of share purchases and sales by shareholders beneficially holding, directly or indirectly, more than 10% of our common shares. Any shareholder benefically holding, directly or indirectly, more than 10% of our outstanding common shares must also advise on its intentions for their holdings through public disclosures. Canadian securities laws will also govern how any offer to acquire our equity or voting shares would be conducted.

Transfer Agent and Registrar

        CIBC Mellon Trust Company serves as Lions Gate's transfer agent and registrar for the common shares.

Listing

        Our common shares are quoted on the NYSE under the symbol "LGF."

THE SELLING SECURITYHOLDERS

        On August 30, 2011, two wholly-owned subsidiaries of the Company (together, the "Acquiror") and the Company entered into an agreement (the "Agreement") with Carl C. Icahn and Brett Icahn (together with their affiliates, "Icahn"). Pursuant to the Agreement, among other things, the Acquiror has purchased 11,040,493 common shares of the Company from Icahn at a price of $7.00 per share, for aggregate cash consideration of $77,283,451.00. The Agreement also provides that the Company, or any direct or indirect subsidiary of the Company designated by the Company, has the right, for 35 business days following the date of the Agreement, to designate one or more parties (each a "Purchaser"), provided that the Company may not designate itself or any of its direct or indirect subsidiaries, including pursuant to a registered offering, to purchase from Icahn up to 22,080,985 common shares at a price of $7.00 per share, in cash, with any brokerage commissions paid by Purchaser to a registered broker-dealer. In connection with the Agreement, the selling securityholders are offering the common shares listed below pursuant to this offering.

        A further description of the Agreement is contained in our Current Report on Form 8-K filed with the SEC on August 30, 2011 and incorporated herein by reference.

        The following table shows the names of the selling securityholders, and lists the number of common shares registered for resale by each selling securityholder under this prospectus. It also shows the total number of common shares owned by the selling securityholders before and after the offering, and the percentage of our total outstanding shares held by the selling securityholders before and after the offering. Because all or some of the selling securityholders' common shares may be sold pursuant to this offering, we cannot estimate the number of common shares that the selling securityholders will hold after completion of this offering. The table assumes that the selling securityholders will sell all of the common shares offered by this prospectus for their account.

        Except for the Agreement described above and in our Current Report on Form 8-K filed with the SEC on August 30, 2011 and incorporated herein by reference, the ownership of our common shares, or as otherwise set forth in the footnotes to the table below, the selling securityholders do not, and have not had within the past three years, any position, office or material relationship with us.

        The following table is based on information provided to us by the selling securityholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. The number of common shares beneficially owned by the selling securityholders is determined in accordance with the rules of the SEC. The number of shares beneficially owned includes any shares as to which the selling securityholders have sole or shared voting power or investment power. Shares which each selling securityholder has the right to acquire within 60 days of the date of this prospectus, if any, are included in the shares owned by that selling securityholder and are treated as outstanding for purposes of calculating the ownership percentage of that selling securityholder. The term "selling securityholders" includes the securityholders listed below and its transferees, assignees, pledgees, donees or other successors.

        The percent of beneficial ownership for the selling securityholders is based on 137,296,981 of common shares outstanding as of September 1, 2011.

Name of Selling Securityholder	Number of Common Shares Beneficially Owned Prior to the Offering(2)		Percent of Outstanding Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares to be Offered in this Prospectus	Number of Common Shares Beneficially Owned After the Offering(1)		Percent of Outstanding Common Shares Beneficially Owned After the Offering(1)
High River Limited Partnership(2)	4,689,661		3.41%	4,416,197	273,464		0.20%
Icahn Partners LP(2)	7,183,987		5.23%	6,506,613	677,374		0.49%
Icahn Partners Master Fund LP(2)	7,752,820		5.64%	7,542,569	210,251		0.15%
Icahn Partners Master Fund II LP(2)	2,663,222		1.94%	2,506,374	156,848		0.11%
Icahn Partners Master Fund III LP(2)	1,158,615		0.84%	1,109,232	49,383		0.04%
Total Number of Common Shares	23,448,305	(3)	17.06%	22,080,985	1,367,320	(3)	0.99%

(1)
Assumes that all shares being offered by the selling securityholders under this prospectus are sold.

(2)
Barberry Corp. ("Barberry") is the sole member of Hopper Investments LLC ("Hopper"), which is the general partner of High River Limited Partnership ("High River"). Beckton Corp. ("Beckton") is the sole stockholder of Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), which is the general partner of Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"). Icahn Enterprises Holdings is the sole member of IPH GP LLC ("IPH"), which is the general partner of Icahn Capital LP ("Icahn Capital"). Icahn Capital is the general partner of each of Icahn Onshore LP ("Icahn Onshore") and Icahn Offshore LP ("Icahn Offshore"). Icahn Onshore is the general partner of Icahn Partners LP ("Icahn Partners"). Icahn Offshore is the general partner of each of Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), and Icahn Partners Master Fund III LP ("Icahn Master III"). Each of Barberry and Beckton is 100% owned by Mr. Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of High River, Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. Each of Hopper, Barberry and Mr. Icahn may be deemed to indirectly beneficially own the common shares which High River owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own the common shares which Icahn Partners owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own the common shares which each of Icahn Master, Icahn Master II and Icahn Master III owns.

(3)
The number of common shares includes approximately 130,382 common shares that may be deemed to be beneficially owned as a result of the ownership of $1,154,000 in aggregate principal amount of the 2024 Notes and $429,000 in aggregate principal amount of the 2025 Notes.

PLAN OF DISTRIBUTION

        We will not receive any of the proceeds of the sale of our common shares offered by this prospectus. The common shares offered by this prospectus may be sold from time to time pursuant to one or more transactions, to purchasers:

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  directly by the selling securityholders, or

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  through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the purchasers of the common shares offered by this prospectus.

        Pursuant to the Agreement, the aggregate proceeds to the selling securityholders from the sale of the common shares offered by this prospectus will be the purchase price paid for such securities, in certain circumstances less discounts and commissions, if any. In accordance with the terms of the Agreement, if the common shares are sold through underwriters or broker-dealers, the purchaser of the common shares will be responsible for underwriting discounts or commissions or agent's commissions.

        The selling securityholders and any such broker-dealers or agents who participate in the distribution of the common shares offered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of such securities by the selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders are deemed to be underwriters, the selling securityholders will also be subject to the prospectus delivery requirements of the Securities Act.

        These sales may be effected in one or more transactions:

  •
  on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of the sale, including the New York Stock Exchange,

  •
  in the over-the-counter market,

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

  •
  through the writing of options.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        The selling securityholders and any other person participating in a distribution of common shares offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares being distributed for a period of time prior to the commencement of such distribution. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

        The selling securityholders may also sell from time to time, common shares pursuant to one or more transactions exempt from registration under the Securities Act, if available, rather than under this prospectus.

        There can be no assurance that the selling securityholders will sell any or all of the common shares registered pursuant to the registration statement of which this prospectus forms a part.

        We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

 LEGAL MATTERS

        Heenan Blaikie LLP, Vancouver, British Columbia will pass upon the validity of the common shares offered hereby as well as certain other legal matters. Two partners of Heenan Blaikie LLP serve on the board of directors of Lions Gate. O'Melveny & Myers, LLP, of Los Angeles, California will advise on certain matters related to U.S. securities laws.

EXPERTS

        The consolidated financial statements of Lions Gate Entertainment Corp. and TV Guide Entertainment Group, LLC appearing in Lions Gate Entertainment Corp.'s Annual Report (Form 10-K) for the year ended March 31, 2011 (including the schedule appearing therein), filed with the SEC on May 31, 2011, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 29, 2011 (collectively the "2011 Form 10-K"), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Studio 3 Partners L.L.C. as of September 30, 2010 and December 31, 2009 and for the nine month period ended September 30, 2010, the twelve month period ended December 31, 2009 and the period from April 18, 2008 (date of inception) to December 31, 2008, incorporated in this prospectus by reference from Exhibit 99.1 to the 2011 Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LIONS GATE ENTERTAINMENT CORP.

22,080,985 Common Shares

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses to be paid by us in connection with the issuance and distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$18,457.94
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Trustee Fees and Expenses	*
Miscellaneous	*

Total	*

*
Estimated expenses (other than SEC registration fee) are not presently known.

Item 15.    Indemnification of Directors and Officers

        Under the Business Corporations Act (British Columbia), Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate's request as a director or officer of another corporation, or for an affiliate, of Lions Gate, and his heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Other forms of indemnification may be made only with court approval.

        In accordance with the Articles of Lions Gate, Lions Gate shall indemnify every director or former director of Lions Gate, or may, subject to the Business Corporations Act (British Columbia), indemnify any other person. We have entered into indemnity agreements with our directors, executive officers, and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the Business Corporations Act (British Columbia).

        Lions Gate's Articles permit Lions Gate, subject to the limitations contained in the Business Corporations Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. Lions Gate, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.

        The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate's Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

Exhibit No.	Description
3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed on June 29, 2005)
3.2
Notice of Articles (incorporated by reference to Exhibit 3.2 to Lions Gate Entertainment Corp.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed on November 9, 2009)
3.3
Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)
3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)
4.1	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Registration No.333-164960) filed on February 17, 2010
5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").

ITEM 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

            (i)  the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (ii)  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

            (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or the securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on September 2, 2011.

LIONS GATE ENTERTAINMENT, CORP.
By:	/s/ JAMES KEEGAN James Keegan Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NORMAN BACAL Norman Bacal	Director	September 2, 2011
/s/ MICHAEL BURNS Michael Burns	Vice Chairman	September 2, 2011
/s/ ARTHUR EVRENSEL Arthur Evrensel	Director	September 2, 2011
/s/ JON FELTHEIMER Jon Feltheimer	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	September 2, 2011

Signature	Title	Date

/s/ FRANK GIUSTRA Frank Giustra	Director	September 2, 2011
/s/ JAMES KEEGAN James Keegan	Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2011
/s/ MORLEY KOFFMAN Morley Koffman	Director	September 2, 2011
/s/ HARALD LUDWIG Harald Ludwig	Co-Chairman	September 2, 2011
/s/ G. SCOTT PATERSON G. Scott Paterson	Director	September 2, 2011
/s/ MARK RACHESKY, M.D. Mark Rachesky, M.D.	Director	September 2, 2011
/s/ DARYL SIMM G. Daryl Simm	Director	September 2, 2011
/s/ HARDWICK SIMMONS Hardwick Simmons	Director	September 2, 2011
/s/ PHYLLIS YAFFE Phyllis Yaffe	Director	September 2, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed on June 29, 2005)
3.2
Notice of Articles (incorporated by reference to Exhibit 3.2 to Lions Gate Entertainment Corp.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed on November 9, 2009)
3.3
Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)
3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)
4.1	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Registration No.333-164960) filed on February 17, 2010
5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in this Registration Statement under "Signatures").